EXHIBIT 99
U S WEST (REGISTERED TRADEMARK)

     INVESTOR RELATIONS

April 21, 1999

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Note to investors:  U S WEST (NYSE: USW) will hold a live teleconference call at
9:00 a.m. MDT (11:00 a.m. EDT) today to discuss first quarter, 1999 results. Participants should call 1-888-569-5033 by the scheduled start time. A replay will be available starting at noon MDT, through 6 p.m. MDT on Wednesday, Apr. 28 by calling 1-888-203-1112 and entering confirmation number 652668.
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                U S WEST Announces First Quarter Earnings Results

        -- PCS, DSL, Internet Access Products Achieving Strong Growth --
       -- Accelerating Revenues, Slowing Expenses Expected to Yield Growth
                          Through Remainder of Year --

DENVER - U S WEST (NYSE: USW) today announced first quarter diluted earnings per share of $.78, unchanged from pro forma first quarter 1998 earnings.

Results were aided by overall revenue growth of 5.7 percent, better than the 5.0 percent normalized growth in fourth quarter, 1998. Capitalizing on the opportunity in the high-growth wireless and data markets, the company's quarterly results were offset by increased investment in these areas. Additional spending to increase the company's electronic sales capabilities and continue improving its infrastructure - spending which is expected to ease later in the year - also affected first-quarter earnings.

"The continued strength in our revenues led to bottom-line results that met first quarter expectations," said Sol Trujillo, president and CEO. "However, our first quarter spending was well above last year. That was driven not only by our own growth and long-distance compliance initiatives, but also by the escalating costs for a customer base that has increasingly complex demands. For the year, we expect to achieve our full-year growth of around 10 percent, but it will be dependent on our ability to moderate the current cost trend and execute on certain investments and initiatives, including those we announced in February.

"Meanwhile, our growth initiatives continue to show very strong results," he added. "Our wireless offering continues to increase penetration, our Internet access product is showing incredible growth, our industry-leading DSL data offering continues to perform well, and our electronic commerce effort is starting to build momentum."

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U S WEST First Quarter Earnings - Page 2

Trujillo said the company drove strong quarterly revenue growth in several ways. U S WEST's data and wireless businesses posted strong subscriber growth gains for the quarter. U S WEST Dex, the company's directory and Internet Yellow Pages business, turned in very good quarterly results. Additionally, the core telephony business benefited from strength in its deployment of vertical services.

o First quarter data revenues grew to nearly $380 million, up 31 percent over first quarter 1998. !NTERPRISE - which manages the company's in-region and out-of-region emerging data products, including digital subscriber line, Internet access, ATM and Frame Relay - grew revenues by 50 percent over first quarter 1998 to $173 million for the quarter. Customer levels for the company's Internet access service, uswest.net, grew by almost 50,000 to nearly 200,000.

o Customers opting for the company's high-speed digital subscriber line (DSL) data product, MegaBit Services, grew by about 10,000 for the quarter and now total more than 30,000. U S WEST expects to have more than 100,000 DSL subscribers by year's end.

o During the quarter, the company's Advanced PCS wireless product grew its customer base to nearly 220,000 - a gain of about 35,000 for the quarter in what is traditionally the slowest quarter of the year in the wireless business. On a weighted average basis, these customer levels now represent about 2 percent penetration. Average monthly revenue per subscriber remained at $54. Nearly 50 percent of all PCS customers continue to take advantage of Advanced PCS' first-in-the-nation integrated features. The company estimates it will have more than 370,000 subscribers by the end of 1999.

o U S WEST Dex grew revenues at 6.5 percent compared to first quarter 1998, led by strong print directory results in Minneapolis and Phoenix. In addition, Dex accelerated its efforts in the Internet advertising and commerce arena, with sales of more than 6,000 Internet advertising items, such as web sites, links and banners. Dex's Internet Yellow Pages, the region's leading on-line directory, is attracting nearly 2 million visits per month, nearly three times the amount of usage compared with first quarter 1998. During the quarter, Dex also invested in Flycast, a leading Web advertising network, and signed long-term distribution agreements with Flycast and DoubleClick, another on-line advertising network.

o Total "growth subscribers" (customers for the company's PCS, DSL and Internet access service) now total 450,000, up nearly 95,000 for the quarter -- a three-fold increase over first quarter 1998. Investment in these growth initiatives negatively impacted EPS by $0.16 for the quarter versus $0.08 for first quarter, 1998. This spending is expected to peak by third quarter 1999.

o In the core telephony business, vertical services continued to show strength. The company added more than 300,000 Caller ID subscribers during the quarter. Residential Caller ID penetration is now at 35.7 percent. And more than 20,000 customers signed up for "No Solicitation," a recently introduced service that combats unwanted sales calls.

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U S WEST First Quarter Earnings - Page 3

On the expense side, Trujillo said he believes the spending growth rate peaked during the first quarter and should slow later in the year as first quarter initiatives begin to take effect and infrastructure spending eases. The quarter's increased spending resulted primarily from:

o additional spending for data, wireless and electronic commerce growth initiatives;

o accelerated spending to create new electronic channel capabilities and infrastructure enhancements;

o    additional  expenses related to mandates,  such as year 2000 compliance and
     interconnection   to  enable  the   company   more  rapid  entry  into  the
     long-distance market;

o escalating network costs, including pro-active maintenance and delivery of increasingly complex products.

During the quarter, the company saw continuing impacts from competition in its local telephony business in both line growth and pricing. It now has re-sold nearly 444,000 lines to competitors. It also opened five additional states to 1-plus pre-subscription for intraLATA toll calls. This contributed to the 14.7 percent decline in intraLATA toll revenues versus first quarter 1998.

Other first quarter highlights include:

Volumes and Penetration:

o Residential subscriber levels at the end of the quarter for the company's most popular custom calling features continued to grow, with Voice Messaging now at 19.3 percent penetration (tops in the industry) and Call Waiting at 36.5 percent penetration.

o Sales of the company's bundled "Custom Choice" package for residential customers surpassed 800,000 during the quarter.

o The addition of 569,000 access lines over the past 12 months for a growth rate of 3.5 percent. On a "voice-grade-equivalent" basis, business access line growth was 15.8 percent.

o On the small business side, total access lines equipped with Centrex 21 services grew to 450,000, an 89 percent year-over-year increase.

Sales and Revenues:

o A 16.7 percent increase compared with first quarter 1998 in private line and special access revenues, which totaled $279 million - a reflection of the company's growing data networking services business and its ability to successfully compete in one of the most highly competitive segments of the telecommunications market.

o During the quarter, consumer revenues from vertical services increased by nearly 16 percent, compared to first quarter 1998.

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U S WEST First Quarter Earnings - Page 4

o Frame Relay revenues increased by 29 percent quarter-over-quarter and ISDN revenues jumped by 62 percent quarter-over-quarter.

Costs and Margins:

o Absorbed approximately $85 million in incremental expenses related to interconnection, number portability and Year 2000 compliance during the quarter. To date, the company has spent $140 million on Y2K. It expects to spend another $80 during the balance of 1999.

U S WEST (NYSE: USW) provides a full range of telecommunications services - including wireline, wireless PCS, data networking, directory and information services - to more than 25 million customers nationally and in 14 western and midwestern states. More information about U S WEST can be found on the Internet at http://www.uswest.com.

Safe Harbor Statement: This document contains statements about expected future events and financial results that are forward-looking and subject to risks and uncertainties. For these statements, we claim the safe harbor for
"forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Factors that could cause actual results to differ from expectations include: (i) greater than anticipated competition from new entrants into the local exchange, intraLATA toll, wireless, data and directories markets, causing loss of customers and increased price competition; (ii) changes in demand for U S WEST's products and services, including optional custom calling features; (iii) higher than anticipated employee levels, capital expenditures and operating expenses (such as costs associated with interconnection and year 2000 remediation); (iv) the loss of significant customers; (v) pending and future state and federal regulatory changes affecting the telecommunications industry, including changes that could have an impact on the competitive environment in the local exchange market; (vi) a change in economic conditions in the various markets served by U S WEST's operations;
(vii) higher than anticipated start-up costs associated with new business opportunities; (viii) delays in U S WEST's ability to begin offering interLATA
long-distance   services;   (ix)  consumer  acceptance  of  broadband  services,
including telephony, data and wireless services; and (x) delays in the development of anticipated technologies, or the failure of such technologies to perform according to expectations. These cautionary statements by U S WEST should not be construed as exhaustive or as any admission regarding the adequacy of disclosures made by U S WEST. U S WEST cannot always predict or determine after the fact what factors would cause actual results to differ materially from those indicated by the forward-looking statements or other statements. In addition, readers are urged to consider statements that include the terms "believes", "belief", "expects", "plans", "objectives", "anticipates", "intends", "targets", or the like to be uncertain and forward-looking. All cautionary statements should be read as being applicable to all forward-looking statements wherever they appear. U S WEST does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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Further information:  Larry Thede, 303-896-3550; Rodney Miller, 303-896-3096;
                      Martha Daniele Paine, 303-896-5706.

NOTE: This release and the financial statements will be available on the Internet after 7 a.m. (MST) by accessing U S WEST's Internet site:
                                www.uswest.com.